UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Audit Committee of the Board of Directors of SeraCare Life Sciences, Inc. (the “Company”) is continuing its previously announced internal review of the concerns raised by the Company’s independent auditors. Pending the completion of this investigation, the audit of the Company’s financial statements for its fiscal year ended September 30, 2005 has not been completed and the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2005 has not been filed with the United States Securities and Exchange Commission. As a result of this filing delinquency, the Company has previously received a Staff Determination Letter from The NASDAQ Stock Market, Inc. (“NASDAQ”) citing this failure as a basis for delisting the Company’s securities from NASDAQ.

In addition to this filing delinquency, the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005 has not been completed or filed. The Company’s failure to file this quarterly report, which was due on February 9, 2006, is viewed by NASDAQ as an additional violation of Marketplace Rule 4310(c)(14). As a result, on February 13, 2006, the Company received an Additional Staff Determination Letter from NASDAQ indicating that the Company’s failure to timely file its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005 serves as an additional basis for delisting the Company’s securities from NASDAQ.

As previously reported, the Company requested a hearing before NASDAQ’s Listing Qualifications Panel to review NASDAQ’s decision to delist the Company’s securities. This hearing was held on February 2, 2006. NASDAQ has advised the Company that the delisting of its securities has been stayed, pending a final, written decision by the Panel.

A copy of a press release with respect to the matters set forth above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Dated: February 16, 2006	/s/ Michael F. Crowley, Jr.
Michael F. Crowley, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 16, 2006.